Exhibit No. 99.3


Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Journal Communications, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul M. Bonaiuto
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Paul M. Bonaiuto
March 31, 2003


A signed original of this written statement required by Section 906 has been provided to Journal Communications, Inc. and will be retained by Journal Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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